Exhibit 23.2




                   INDEPENDENT AUDITORS' CONSENT


  The Board of Directors and Stockholders
  Devon Energy Corporation:

  We consent to incorporation by reference in the Registration Statements (No. 33-32378 and 33-67924) on Form S-8 and the Registration Statement (No. 333-00815) on Form S-3 of Devon Energy Corporation of our report dated February 12, 1996, relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 1995, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years then ended, which report appears in the December 31, 1995 annual report on Form 10-K of Devon Energy Corporation.

  Our report refers to a change in 1993 in the method of accounting for income taxes to adopt the provisions of Statement of Financial Accounting Standards No. 109,
  "Accounting for Income Taxes."




                                            KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP



  Oklahoma City, Oklahoma
  March 4, 1996